UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2017
PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code:
(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  [   ]

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 13, 2017, Pfizer Inc. (the "Company") announced that Albert Bourla, 56, currently Group President, Pfizer Innovative Health, has been appointed Chief Operating Officer of the Company effective January 1, 2018. The Company also announced that effective January 1, 2018, John D. Young, 53, currently Group President, Pfizer Essential Health, has been appointed Group President, Pfizer Innovative Health and Angela Hwang, 52, currently Global President and General Manager for Pfizer Inflammation & Immunology, has been appointed Group President, Pfizer Essential Health. Any related changes in compensation arrangements required to be disclosed on Form 8-K will be so disclosed promptly following approval by the Compensation Committee of the Board of Directors.
The related press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
Exhibit 99.1	Press Release of Pfizer Inc. dated November 13, 2017

SIGNATURE
Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: November 13, 2017	By: /s/ Margaret M. Madden Margaret M. Madden
Title: Senior Vice President & Corporate Secretary Chief Governance Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
Exhibit 99.1	Press Release of Pfizer Inc. dated November 13, 2017